Fleet Home Equity Loan Trust
Statement to Noteholders
Series 2003-1

CUSIP # 33901XAB4

Under the Sale and Servicing Agreement dated as of April 15,2003 between Fleet National Bank, as Seller and Servicer, Fleet
Home Equity Loan Trust , 2003-1 as the Trust, Fleet Home Equity Loan LLC, as Depositor and U.S. Bank National Association
as Indenture Trustee, the Servicer is required to prepare certain information each month, including distributions of principal and interest, for the benefit of the Fleet Home Equity Loan Trust, Series 2003-1 Noteholders.
Certain information is presented on the basis of an original principal amount of $1,000 per Series 2003-1 Note. Certain other information is presented based on the aggregate amount for the Trust. All capitalized terms used herein shall have the respective meanings set forth in the Sale and Servicing Agreement.

Libor :	Libor Determination Date:
	1.6000000	August 18, 2004

Class A Note Rate:	Payment Date:
	1.8500000	September 20, 2004

Interest Period:	Due Period:
	08/20/2004 - 09/19/2004	August , 2004

Number of days in Interest Period:
	31

I.	Pool Balance:

	A. Cut-Off Date Pool Principal Balance
		$775,800,478.62

	B. Cumulative Charge-Off Amounts
		$10,157.71

	C. Pool Principal Balance at beginning of Due Period
		$460,544,301.44

	D. Charge-Off Amounts incurred during the related Due Period
		$0.00

	E. Aggregate amount of Principal Collections received during the related Due Period
		$21,304,818.29

	F. Additional Balances (Draws) conveyed to the Trust during the related Due Period
		$10,462,786.97

	G. Pool Principal Balance at End of Due Period
		$449,702,270.12

	H. Number of Mortgage Loans outstanding at beginning of related Due Period
		9,927

	I. Number of Mortgage Loans outstanding at end of related Due Period
		9,640

II.	Note Balance :

	A. Original Class A Note Principal Balance	$775,800,000.00

	B. Class A Note Principal Balance at beginning of Due Period	$456,665,299.05

	C. Class A Note Principal Balance after all distributions on the Payment Date	$445,823,267.73

III.	Invested Amount after all distributions on the Payment Date
		$449,702,270.12

IV.	Collections:

	A. Aggregate amount of Interest Collections received during the related Due Period	$1,621,389.36

	B. Class A Interest Collections received during the related Due Period	$1,621,389.36

	C. Class A Principal Distribution Amount received during the related Due Period	$10,842,031.32

	D. Net Recoveries received during the related Due Period	$0.00

	E. Insurance Policy Draw Amount (x+y):	$0.00

	(x) Excess of Interest Distribution for the Class A Notes over Class A Interest Collections	$0.00

	(y) Guaranteed Principal Distribution Amount	$0.00

V.	Distributions:

	A. Premium Amount paid to the Insurer on the Payment Date	$39,323.96

	B. Interest Distribution payable {due}	$727,493.19

	C. Interest Distribution for the Class A Notes paid on the Payment Date	$727,493.19

	D. Outstanding Interest Carryover Shortfall remaining after all distributions on the Payment Date
		$0.00

	E. Excess Spread	$656,282.30

	F. Specified O/C Amount	$3,879,002.39

	G. O/C Amount after all distributions on the Payment Date	$3,879,002.39

	H. O/C Reduction Amount	$0.00

	I. Excess O/C Amount	$0.00

	J. Distributable Excess Spread	$0.00

	K. Any other amounts paid to the Insurer pursuant to the Insurance Agreement	$0.00

	L. LIBOR Interest Carryover Shortfall balance paid on the Payment Date	$0.00

	M. LIBOR Interest Carryover Shortfall remaining	$0.00

	N. Amount paid to the Transferor in respect of the Transferor Interest	$656,282.30

	O. Amount actually distributed to Class A Noteholders in respect of principal	$10,842,031.32

VI.	Three Month Rolling Average
		1.92%

VII.	Modified Loans:

	A. Aggregate Principal Balance of Mortgage Loans modified after giving effect to the modifications
		$18,878,855.28

	B. Aggregate Credit Limit of Mortgage Loans modified on a cumulative basis after giving effect to modifications
		$37,928,114.00

	C. Weighted average of Credit Limits at the end of Due Period after giving effect to modifications
		$119,102.95

	D. Weighted average Margin at the end of Due Period after giving effect to modifications
		0.002%

VIII.	Replaced Loans:

	A. Purchase Prices	$0.00

	B. Substitution Adjustment	$0.00

	C. Transferor Deposit Amounts	$0.00

IX.	Weighted Averages:

		A. Weighted average of the Loan Rates at end of related Due Period	4.380%

		B. Weighted average of the Loan Rate Cap at end of related Due Period	20.360%

		C. Weighted average Margin at end of related Due Period	0.002%

X.		Delinquent Accounts:

		# of Accounts	Principal Balance

	A. 30-59 days delinquent	24	$1,484,491.77

	B. 60-89 days delinquent	4	$203,798.21

	C. 90+ days delinquent	2
			$287,570.40

	D. REO Properties	0	$0.00

	E. Foreclosures	6	$314,263.80

	F. Bankruptcies	36	$1,704,608.28

		G. Six Month Rolling Average	0.45%

XI.
		Rapid Amortization:

		A. Has a Rapid Amortization Event occurred?	NO

		B. What was the Rapid Amortization Event?	N/A

XII.		Allocations to Certificateholders (for each $1,000 of original principal):

		A. Aggregate amount of Principal Collections received during the related Due Period	$27.46

		B. Amount Actually Distributed to Class A Noteholders in respect of principal	$13.98

		C. Interest Distribution payable	$0.94

		D. Interest Distribution for the Class A Notes paid on the Payment Date	$0.94

		E. Class A Note Principal Balance after all distributions on the Payment Date	$574.66

	FLEET NATIONAL BANK as Servicer

	By:	/s/ GRETCHEN HEFNER

	Gretchen Hefner

	Vice President